SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-GLOBAL IMAGING SYSTEMS, INC.
          MARIO J. GABELLI
                       5/09/07           10,000-           29.0000
                       5/09/07          115,522-           29.0000
                       5/09/07           15,000-           29.0000
          GABELLI FOUNDATION, INC.
                       5/09/07           35,000-           29.0000
          GABELLI SECURITIES, INC.
                       5/09/07           12,000-           29.0000
                       5/09/07           21,000-           29.0000
		  GABELLI ASSOCIATES LTD
                       5/09/07          317,789-           29.0000
                       5/08/07           12,000            28.9600
          	  GABELLI ASSOCIATES FUND II
                       5/09/07           29,500-           29.0000
          	  GABELLI ASSOCIATES FUND
                       5/09/07            2,100            28.9667
                       5/09/07          335,728-           29.0000
                       5/08/07           13,000            28.9600
	    MJG ASSOCIATES, INC.
          	  GABELLI PERFORMANCE PARTNERSHIP
                       5/09/07          396,600-           29.0000
          	  GABELLI INTERNATIONAL II LTD
                       5/09/07           16,000-           29.0000
          	  GABELLI INTERNATIONAL LTD
                       5/09/07          100,000-           29.0000
		  GABELLI FUND, LDC
                       5/09/07           20,000-           29.0000
          GAMCO INVESTORS, INC.
                       5/09/07           65,000-           29.0000
                       5/09/07          701,100-           29.0000
                       5/08/07           38,431            28.9600
          GAMCO ASSET MANAGEMENT INC.
                       5/09/07          713,001-           29.0000
          GGCP, INC.
                       5/09/07          110,000-           29.0000
          GABELLI & COMPANY, INC.
                       5/09/07            5,000-           29.0000
          GABELLI FUNDS, LLC.
              THE GABELLI GLOBAL DEAL FUND
                       5/09/07          260,000-           29.0000
                       5/09/07           40,000            28.9600
                       5/08/07            9,900            28.9600
              GABELLI ABC FUND
                       5/09/07          200,000-           29.0000
		  GLOBAL UTILITY & INCOME TRUST
                       5/09/07           10,000-           29.0000

(1)THE DISPOSITIONS ON 05/09/07 WERE IN CONNECTION WITH THE
TENDER OFFER BY XEROX CORPORATION FOR ALL OF THE ISSUER'S
SHARES AT $29.00 PER SHARE. UNLESS OTHERWISE INDICATED, ALL OTHER
TRANSACTIONS WERE EFFECTED ON THE NASDAQ STOCK MARKET.

(2) PRICE EXCLUDES COMMISSION.